Exhibit 99.1

ZIOPHARM Appoints Scott Tarriff to Its Board of Directors

BOSTON, September 28, 2015 – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), a biopharmaceutical company focused on the development and commercialization of new cancer immunotherapies, today announced the appointment of Scott Tarriff to the Company’s Board of Directors. Mr. Tarriff, who serves as President, Chief Executive Officer and a Director of Eagle Pharmaceuticals, brings more than 25 years of pharmaceutical industry experience to ZIOPHARM.

“Scott’s leadership experience extends from research and development to regulatory and commercial strategy, all of which will be invaluable to ZIOPHARM as its pipeline of leading-edge viro- and cell-based cancer immunotherapies expands,” said Sir Murray Brennan, M.D., Lead Director of ZIOPHARM. “We look forward to Scott’s contributions as a Director at this important stage of growth for the Company.”

Mr. Tarriff is the Founder, President, and Chief Executive Officer of Eagle Pharmaceuticals, a specialty pharmaceutical company focused on developing and commercializing injectable products. Prior to joining Eagle, Mr. Tarriff held various executive positions at Par Pharmaceutical Companies, Inc. including serving as President and Chief Executive Officer from September 2003 to September 2006, after joining Par in 1998. Mr. Tarriff also served on Par’s Board of Directors from 2002 to September 2006. Prior to that, Mr. Tarriff held various positions with Bristol-Meyers Squibb, a publicly-traded biopharmaceutical company, including Senior Director of Marketing. Mr. Tarriff has served as a director of Synthetic Biologics, Inc., a publicly traded biotechnology company, since February 2012 and previously served on the Board of Directors of Clinical Data, Inc., a publicly-traded pharmaceutical company, from September 2009 to April 2011 when Clinical Data was acquired by Forest Laboratories, Inc. Mr. Tarriff holds a M.B.A. from Rider College and a B.S. in marketing from Pennsylvania State University.

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a Boston, Massachusetts-based biotechnology company employing novel gene expression, control and cell technologies to deliver safe, effective and scalable cell-based therapies for the treatment of cancer. The Company’s synthetic immuno-oncology programs, in collaboration with Intrexon Corporation (NYSE:XON) and the MD Anderson Cancer Center, include chimeric antigen receptor T cell (CAR-T) and other adoptive cell based approaches that use non-viral gene transfer methods for broad scalability. The Company is advancing programs in multiple stages of development together with Intrexon Corporation’s RheoSwitch Therapeutic System® (RTS®) technology, a switch to turn on and off, and precisely modulate, gene expression in order to improve therapeutic index. The Company’s pipeline includes a number of cell-based therapeutics in both clinical and preclinical testing which are focused on hematologic and solid tumor malignancies.

Forward-Looking Safe-Harbor Statement:

This press release contains certain forward-looking information about ZIOPHARM Oncology, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to, statements regarding the progress, timing and results of preclinical and clinical trials involving the Company’s drug candidates, and the progress of the Company’s research and development programs. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to: whether chimeric antigen receptor T cell (CAR T) approaches, Ad-RTS-IL-12, TCR and NK cell-based therapies, or any of our other therapeutic candidates will advance further in the pre-clinical or clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether chimeric antigen receptor T cell (CAR T) approaches, Ad-RTS-IL-12, TCR and NK cell-based therapies, and our other therapeutic products will be successfully marketed if approved; the strength and enforceability of our intellectual property rights; competition from other pharmaceutical and biotechnology companies; and the other risk factors contained in our periodic and interim SEC reports filed from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our Quarterly Report on Form 10Q for the quarter ended June 30, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contact:

Lori Ann Occhiogrosso

ZIOPHARM Oncology, Inc.

617-259-1987

locchiogrosso@ziopharm.com

David Pitts

Argot Partners

212-600-1902

david@argotpartners.com

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